Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 20, 2013 (the “Effective Date”), is entered into by and among VENOCO, INC.  (the “Company”), and the undersigned lenders party to the Credit Agreement defined below, and acknowledged by CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

INTRODUCTION

A.                                    This Amendment is in respect of the Fifth Amended and Restated Credit Agreement, dated as of October 3, 2012, among the Company, the Guarantors from time to time parties thereto, the several financial institutions from time to time parties thereto as Lenders, the Administrative Agent, the Arranger, the Syndication Agent and the Documentation Agent and the other Persons from time to time parties thereto (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”).

B.            The Company has requested certain modifications to the Credit Agreement specified below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1.  Definitions; Rules of Interpretation.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.  The rules of interpretation set forth in Section 1.2 of the Credit Agreement are incorporated in this Amendment as if set forth in the Amendment.

SECTION 2.  Amendments to Credit Agreement.

(a)                                 New Definitions in Section 1.1 of the Credit Agreement.  The following definitions are added in appropriate alphabetical order to Section 1.1:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Specified Loan Party” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined before giving effect to this paragraph).

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(b)                                 Amendment to Definitions in Section 1.1 of the Credit Agreement.  The following clause is added to the end of the definition of “Obligations”:

; provided further, however, that Excluded Swap Obligations shall not be “Obligations.”

(c)                                  Amendment to Section 4.5 of the Credit Agreement.  The following new paragraph is added to the end of Section 4.5:

(c)                                  The Borrower, at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation.  The obligations and undertakings of the Borrower under this paragraph shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  The Borrower intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

(d)                                 Amendment to Section 8.9 of the Credit Agreement.

(i)                                     Clause (a) of Section 8.9 of the Credit Agreement is hereby amended by (1) deleting the number “.75” where it appears in such clause (a) of Section 8.9 and inserting in place thereof “.85” and (2) deleting the phrase “then the Company may in any fiscal year commencing with the 2012 fiscal year, following delivery to the Administrative Agent of the Company’s audited consolidated financial statements pursuant to Section 7.1(a), declare and pay regular Cash Dividends that do not exceed the greater of (x) $12,000,000 and (y) an aggregate amount equal to 30% of Consolidated Net Income for the four fiscal quarters ending immediately prior to the making of any Restricted Payment, but not to exceed in any event $15,000,000” from such clause (a) of Section 8.9 and inserting in place thereof the phrase “then the Company may declare and pay regular Cash Dividends that do not exceed, when aggregated with the dividends paid in the fiscal quarter in which such dividend is paid and the prior three fiscal quarters, $35,000,000”.

(ii)                                  Clause (b) of Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read “(Reserved)”.

(iii)                               Clause (d) of Section 8.9 of the Credit Agreement is hereby amended by inserting the number “(i)” between “make” and “optional” in such Clause (d) and inserting the following phrase immediately after the parenthetical in such Clause (d): “and (ii) purchases and redemptions of the 2017 Senior Notes;”

(e)                                  Amendment to Section 9.3 of the Credit Agreement.  The following sentence is added to the end of Section 9.3:

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

SECTION 3.  Representations and Warranties, Etc.  The Company and each of the Loan Parties represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders that as of the Effective Date and after giving effect to the amendments and waivers in this Amendment:

(a)                                 each of the representations and warranties by the Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of such date in all material respects as though made as of the date hereof, except those that by their terms relate solely as to an earlier date, in which event they shall be true and correct in all material respects on and as of such earlier date;

(b)                                 the execution, delivery and performance of this Amendment has been duly authorized by all requisite organizational action on the part of the Company and each other Loan Party;

(c)                                  the Credit Agreement as amended hereby and each other Loan Documents constitute valid and legally binding agreements enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)                                 no Default or Event of Default exist under the Credit Agreement or any of the other Loan Documents.

SECTION 4.  Ratification.  The Company and each other Loan Party hereby ratifies and confirms, as of the Effective Date, (a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (b) all of the Obligations under the Credit Agreement and the other Loan Documents.

SECTION 5.  Effectiveness.  This Amendment shall become effective as of the Effective Date when all of the conditions set forth in this Section 5 have been satisfied.

(a)                                 The Administrative Agent shall have received executed counterparts of this Amendment from the Company, the Guarantors, the Administrative Agent and each Lender.

(b)                                 The Administrative Agent shall have received all reasonable out-of- pocket fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents (including the fees, charges and disbursements of counsel to the Administrative Agent) for which the Company has received an invoice at least one Business Day before the Effective Date.

(c)                                  The Company shall have (i) received at least $155 million from Denver Parent Corporation as a cash capital contribution and shall have purchased more than 50% of the 2017 Senior Notes and (ii) delivered a certificate to the Administrative Agent certifying the percentage of the 2017 Senior Notes that have been purchased.

SECTION 6.  Governing Law; Severability; Integration.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 7.  Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single document.

SECTION 8.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns;

provided, however, that (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.8 of the Credit Agreement.

SECTION 9.  Miscellaneous.  (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended, waived or otherwise modified by this Amendment; (b) this Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement; and (c) a facsimile signature of any party hereto shall be deemed to be an original signature for purposes of this Amendment.

SECTION 10.  ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

VENOCO, INC.

By:	/s/ Timothy A. Ficker
Name: Timothy A. Ficker
Title: Chief Financial Officer

GUARANTORS:

WHITTIER PIPELINE CORPORATION

By:	/s/ Timothy A. Ficker
Name: Timothy A. Ficker
Title: Chief Financial Officer

TEXCAL ENERGY (LP) LLC
By: VENOCO, INC., it Manager

By:	/s/ Timothy A. Ficker
Name: Timothy A. Ficker
Title: Chief Financial Officer

TEXCAL ENERGY (GP) LLC

By:	/s/ Timothy A. Ficker
Name: Timothy A. Ficker
Title: Chief Financial Officer

TEXCAL ENERGY SOUTH TEXAS L.P.
By:	TEXCAL ENERGY (GP) LLC,
as general partner

By:	/s/ Timothy A. Ficker
Name: Timothy A. Ficker
Title: Chief Financial Officer

CITIBANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Phil Ballard
Name: Phil Ballard
Title: Vice President

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joseph Scott
Name: Joseph Scott
Title: Senior Vice President

RB INTERNATIONAL FINANCE (USA) LLC

By:	/s/ Peter Armieri
Name: Peter Armieri
Title: Vice President

By:	/s/ Brad Woodhouse
Name: Brad Woodhouse
Title: Vice President

BOKF, NA dba BANK OF OKLAHOMA

By:	/s/ Parker Heikes
Name: Parker Heikes
Title: AVP

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Kevin Donaldson
Name: Kevin Donaldson
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

SOVEREIGN BANK, N.A.

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: VP

By:	/s/ Vaughn Buck
Name: Vaughn Buck
Title: EVP

ABN AMRO CAPITAL USA LLC

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director